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                                PROMISSORY NOTE


$500,000                                                      December 26, 1997


         FOR receipt of Five Hundred Thousand Dollars ($500,000.00), the undersigned ("Maker") promises to pay to the order of Medley Credit Acceptance Corp. (the "Holder") the sum of Five Hundred Thousand Dollars ($500,000.00). Principal shall be due and payable in 365 days from the above referenced date.

         While in default this note shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Florida.

         Payments shall be made in lawful money of the United States, at 1100 Ponce de Leon Boulevard, Coral Gables, Florida 33134 or at such other place as may be designed in writing by the Holder.

         This Note shall be considered in default at the option of the Holder when payment required to be made hereunder shall not have been made on any payment due date. Said Note shall remain in default until said payment shall have been made. In the event of default, the entire principal balance shall at once become due and payable without notice at the option of the holder hereof. Upon such default, Maker hereby waives any and all protection provided by Florida Law, to the extent permissible by such law, and specifically grants Holder full rights and remedies to garnish the salary, wages or other remuneration due Maker as afforded by Florida Statute 222.11(2)(b) as may be amended from time to time. Failure at any time of the Holder to exercise said option shall not constitute a waiver of the right to exercise the same at any time.

         All makers and endorsers not or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest and, if this Note becomes in default and is placed into the hands of an attorney for collection, to pay attorney's fees and all other costs incurred in connection with such collection provided the Holder is the prevailing party. "Attorney's fees are defined to include, but are not limited to, all fees incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors, reorganization, or similar proceedings. "Attorney's fees" shall also include paralegal and law clerk fees.

         This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.



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         In the event any parts of this Note are found to be void, the remaining provision s of this Note shall nevertheless be binding with the same effect as though the void parts were deleted.

         This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

Executed this 26th day of December 1997


ADVANTAGE LIFE PRODUCTS, INC.


By_______________________________
    Joseph Romano, President


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